Exhibit 99.3

This document contains forward-looking statements and other information that involves risks, uncertainties and assumptions. These forward-looking statements may be identified by the fact that they do not relate only to historical or current facts but to expectations or projections of future events, results and circumstances that may or may not occur in the future, and by use of forward-looking terminology, such as “aim,” “anticipate,” “assume,” “believe,” “can have,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “risk,” “should,” “suggest,” “target,” “will,” “would,” and similar language or the negative thereof or similar expressions that are projections of or indicate future events or future trends. For the avoidance of doubt, Intralot S.A.’s (the “Company,” “we” or “our”) targets on future earnings and financial position and performance of Intralot S.A. and its subsidiaries (the “Group”), Bally’s Holdings Limited and its subsidiaries (collectively, the “BII Group”) or the Company and its consolidated subsidiaries, including the BII Group, subsequent to the acquisition by the Company of 100.00% of the share capital of Bally’s Holdings Limited (the “Acquisition”) (including, but not limited to, sale proceeds, EBITDA, Adjusted EBITDA, Operating Free Cash Flow, Operating Free Cash Flow Conversion, Maintenance Capital Expenditure and leverage) are also forward-looking statements. By their nature, forward-looking statements involve known and unknown risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed in, or implied by, such forward-looking statements. You are cautioned that forward-looking statements are not guarantees of future performance and that due to various risks, uncertainties and assumptions, any change of plans or targets based on market circumstances, actual events or results or actual performance, developments in the industries in which we operate or will operate, future capital expenditures and acquisitions, as well as any disruption in general economic and business conditions, particularly in geographic areas where business may be concentrated, may differ materially from those reflected or contemplated in such forward-looking statements or projections. Forward-looking statements are statements that are not historical facts; they include statements about our beliefs and expectations and the assumptions underlying them, including, without limitation, statements regarding our future financial position, risks and uncertainties related to our business, industry, strategy, capital expenditure, projected costs and our plans and objectives for future operations. These statements are based on plans, estimates and projections as they are currently available to our management. Forward-looking statements therefore speak only as of the date they are made, and we undertake no obligation to update any of them in light of new information or future events. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

By their very nature, forward-looking statements involve risks and uncertainties. These statements are based on our management’s current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Actual results may differ from those set forth in the forward-looking statements as a result of various factors (including, but not limited to, future global economic conditions, changed market conditions affecting the gaming industry, intense competition in the markets in which we operate and costs of compliance with applicable laws, regulations and standards, diverse political, legal, economic and other conditions affecting our markets, the cost and availability of adequate insurance coverage and financing, changes in interest rates and other factors beyond our control). Furthermore, our strategic plan contains certain forward-looking statements of operating and financial targets, as well as expected capital expenditure, in the medium term. The assumptions upon which such targets are based are inherently subject to significant uncertainties and actual results may differ, perhaps materially, from those anticipated. Management prepared such targets on the basis of management estimates and certain assumptions, some of which are outside of our control, that we believe to be reasonable, including our business plan, management’s observations of the most recent operating conditions, as well as management’s expectations for conditions and trends through the medium term. Certain key assumptions underpinning the Company’s business strategy include, but are not limited to, the realization of synergies from the Acquisition (including organizational savings, operational efficiencies, IT synergies and third party indirect IT costs and leadership synergies), continuing to capitalize on leading positions in key markets, successfully pursuing new contracts and expansion opportunities, increase in cross-sales, capitalizing on complementary technologies and the ability to leverage pre-existing relationships with regulators.

The Company and its subsidiaries assume no obligation to update any of the forward-looking statements after the date of this document to conform those statements to actual results, subject to compliance with all applicable laws.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following section presents certain unaudited pro forma financial information of the Company (the “Unaudited Pro Forma Financial Information”) which include:

●	the unaudited pro forma consolidated income statement of the Company for the year ended December 31, 2024 (the “2024 Unaudited Pro Forma Income Statement”);

●	the unaudited pro forma consolidated income statement of the Company for the six months ended June 30, 2025 (the “2025 Interim Unaudited Pro Forma Income Statement”);

●	the unaudited pro forma consolidated income statement of the Company for the twelve months ended June 30, 2025 (the “LTM Unaudited Pro Forma Income Statement”); and

●	the unaudited pro forma consolidated statement of financial position of the Company as of June 30, 2025 (the “2025 Unaudited Pro Forma Balance Sheet”).

The Unaudited Pro Forma Financial Information has been prepared to illustrate the effects of, and has been adjusted (the “Pro Forma Adjustments”) to account for: (i) the Acquisition, including the Share Consideration (as defined below); (ii) the issuance of senior secured notes by Intralot Capital Luxembourg S.A. (the “Notes”), the entering into the New GBP Term Facility and the New Greek Term Facility (as described in the announcement dated September 19, 2025, available on the Company’s website: INTRALOT secures €660 million of new long-term debt financing for the acquisition of Bally’s International Interactive business) (the “New Term Facilities” and, together with the Notes, the “New Debt Financings”) and the use of proceeds therefrom; (iii) our raise of additional funds through an issuance of equity (the “Equity Raise”) (together with the Share Consideration, the “Share Capital Increase”) and (iv) the repayment of all amounts outstanding under our existing $230.0 million term facilities and €100.0 million term bond facilities (the “Existing Term Facilities”) (together, the “Transactions”). The Pro Forma Adjustments reflect an aggregate consideration for the Acquisition consisting of (i) cash consideration in the amount of €1,530,000 thousand (the “Cash Consideration”), and (ii) newly issued shares in the Company at an implied value of €1,135,819 thousand (the “Share Consideration”).

The Unaudited Pro Forma Financial Information is based on the assumptions and is subject to the qualifications and adjustments described in the accompanying notes thereto. The Unaudited Pro Forma Financial Information has been prepared to illustrate the combined results of operation of the Company (i) as if the Transactions had occurred on January 1, 2024 for purposes of the 2024 Unaudited Pro Forma Income Statement, the 2025 Interim Unaudited Pro Forma Income Statement and the LTM Unaudited Pro Forma Income Statement, and (ii) as if the Transactions had occurred on June 30, 2025, for purposes of the 2025 Unaudited Pro Forma Balance Sheet.

The Unaudited Pro Forma Financial Information is based on our current estimates of, and good faith assumptions regarding, the adjustments arising from the Transactions. The Unaudited Pro Forma Financial Information is based on currently available information and estimates of the Pro Forma Adjustments that we believe are (i) directly attributable to the Transactions, (ii) expected to have a continuing impact on the Company and its subsidiaries and (iii) are factually supportable. Our actual results may differ significantly from those reflected in the Unaudited Pro Forma Financial Information for various reasons, including, but not limited to, differences between the assumptions used to prepare the Unaudited Pro Forma Financial Information and actual amounts. The Unaudited Pro Forma Financial Information has been prepared by management for illustrative purposes and as supplemental information to facilitate management discussion and analysis. Such information is not necessarily indicative of what our combined results of operations would have been had the Transactions been completed as of the dates indicated nor is it meant to be indicative of our future consolidated financial position or results of operations.

The Unaudited Pro Forma Financial Information has not been prepared in accordance with the requirements of Regulation S-X of the U.S. Securities Act of 1933, as amended, Regulation (EU) 2017/1129 (as amended or superseded, the Prospectus Regulation) or any generally accepted accounting standards. Neither the assumptions underlying the Pro Forma Adjustments, nor the Unaudited Pro Forma Financial Information have been audited or reviewed in accordance with any generally accepted auditing standards. Any reliance you place on this information should fully take this into consideration.

The Pro Forma Adjustments do not reflect any matters that are not directly attributable to implementing the Transactions. The Unaudited Pro Forma Financial Information do not reflect, for example, any integration plans (including any integration costs that may be incurred as a result of the Acquisitions), any reorganization taxes, any synergies, operating efficiencies and cost savings that may result from the Acquisitions (such as those included in the calculation of Pro Forma RR Adjusted EBITDA and Pro Forma RR Adjusted EBITDA (including cost synergies).

Unaudited Pro Forma Financial Information

The following tables show the Unaudited Pro forma Financial Information of the Group for the periods presented.

Unaudited Pro Forma Consolidated Income Statement for the year ended December 31, 2024

	Intralot Historical	BII Carve- Out Historical	Accounting Adjustments	Acquisition	Financings	Unaudited Pro Forma
(€ in thousands)	(Note 1)	(Note 2)	(Note 3)	(Note 4)	(Note 5)
Sale proceeds	355,535	685,697				1,041,232
Cost of sales	(214,209)	—	(251,832)			(466,041)
Gross profit	141,326	685,697	(251,832)	0	0	575,191
Other operating income	29,943	—				29,943
Selling expenses	(31,982)	—	(103,052)			(135,034)
Distribution costs	—	(295,732)	295,732			—
Administrative expenses	(81,861)	—	(90,573)	(9,200)		(181,634)
General and administrative expenses	—	(149,725)	149,725			—
Research and development expenses	(1,542)	—				(1,542)
Reorganization expenses(a)	(2,391)	—			(34,619)	(37,010)
Other operating expenses	(2,146)	—				(2,146)
EBIT	51,347	240,240	0	(9,200)	(34,619)	247,768
Income/(expenses) from participations and investments	399	—				399
Gain/(loss) from assets disposal, impairment loss and write-off of assets	95	(11,769)				(11,674)
Interest and similar expenses	(45,655)	(7,926)			(127,993)	(181,574)
Interest and similar income	4,604	1,438				6,042
Exchange differences	578	2,655				3,233
Profit/(loss) from equity method consolidation	362	—				362
Profit/(loss) to net monetary position	6,311	—			-	6,311
Profit/(Loss) before taxes	18,041	224,638	0	(9,200)	(162,612)	70,867
Tax	(1,405)	(46,953)			42,953	(5,405)
Profit/(Loss) after tax	16,636	177,685	0	(9,200)	(119,659)	65,462

(a)	Reorganisation expenses presented herein include adjustments related to Transaction Costs (as defined below) relating to the Acquisition.

Unaudited Pro Forma Consolidated Income Statement for the Six Months Ended June 30, 2025

	Intralot Historical	BII Carve- Out Historical	Accounting Adjustments	Acquisition	Financings	Unaudited Pro Forma
(€ in thousands)	(Note 1)	(Note 2)	(Note 3)	(Note 4)	(Note 5)
Sale proceeds	168,043	366,233				534,276
Cost of sales	(110,319)	0	(132,859)			(243,177)
Gross profit	57,724	366,233	(132,859)	0	0	291,098
Other operating income	15,317	0				15,317
Selling expenses	(13,041)	0	(54,111)			(67,152)
Distribution costs	—	(155,230)	155,230			0
Administrative expenses	(33,151)	0	(40,710)	(4,600)		(78,461)
General and administrative expenses	—	(72,449)	72,449			0
Research and development expenses	(760)	0				(760)
Reorganization expenses	(443)	(13)				(456)
Other operating expenses	(665)	0				(665)
EBIT	24,981	138,541	0	(4,600)	0	158,922
Income/(expenses) from participations and investments	62	0				62
Gain/(loss) from assets disposal, impairment loss and write-off of assets	313	0				313
Interest and similar expenses	(16,695)	(4,458)			(52,861)	(74,014)
Interest and similar income	2,343	251				2,594
Exchange differences	52	(3,358)				(3,306)
Profit/(loss) from equity method consolidation	(148)	0				(148)
Profit/(loss) to net monetary position	(1,129)	0				(1,129)
Profit/(Loss) before taxes	9,779	130,976	0	(4,600)	(52,861)	83,294
Tax	(6,911)	(14,960)			14,365	(7,506)
Profit/(Loss) after tax	2,868	116,016	0	(4,600)	(38,496)	75,788

Unaudited Pro Forma Consolidated Income Statement for the Twelve Months Ended June 30, 2025

	Intralot Historical	BII Carve- Out Historical	Accounting Adjustments	Acquisition	Financings	Unaudited Pro Forma
(€ in thousands)	(Note 1)	(Note 2)	(Note 3)	(Note 4)	(Note 5)
Sale proceeds	358,268	726,830				1,085,098
Cost of sales	(224,787)	0	(265,826)			(490,613)
Gross profit	133,481	726,830	(265,826)	0	0	594,485
Other operating income	31,388	0				31,388
Selling expenses	(29,668)	0	(102,036)			(131,704)
Distribution costs	0	(307,090)	307,090			0
Administrative expenses	(76,703)	0	(90,121)	(9,200)		(176,024)
General and administrative expenses	0	(150,893)	150,893			0
Research and development expenses	(1,507)	0				(1,507)
Reorganization expenses	(1,556)	(13)				(1,569)
Other operating expenses	(2,127)	0				(2,127)
EBIT	53,308	268,834	0	(9,200)	0	312,942
Income/(expenses) from participations and investments	36	0				36
Gain/(loss) from assets disposal, impairment loss and write-off of assets	400	0				400
Interest and similar expenses	(38,397)	(8,472)			(105,217)	(152,086)
Interest and similar income	4,944	585				5,529
Exchange differences	143	(2,612)				(2,469)
Profit/(loss) from equity method consolidation	137	0				137
Profit/(loss) to net monetary position	1,184	0				1,184
Profit/(Loss) before taxes	21,755	258,335	0	(9,200)	(105,217)	165,673
Tax	(12,201)	(38,390)			28,604	(21,987)
Profit/(Loss) after tax	9,554	219,945	0	(9,200)	(76,613)	143,686

Unaudited Pro Forma Consolidated Statement of Financial Position as of June 30, 2025

	Intralot Historical	BII Carve- Out Historical	Acquisition	Financings	Share Capital Increase	Unaudited Pro Forma
(€ in thousands)	(Note 1)	(Note 2)	(Note 3)	(Note 4)	(Note 5)
Assets
Tangible assets and investment property	71,613	48,191				119,804
Intangible assets	159,305	1,173,304	1,532,720			2,865,329
Investment in subsidiaries, associates and joint ventures	16,182					16,182
Other long-term receivables	29,167	1,375				30,542
Deferred tax assets	13,671	77				13,748
Total non-current assets	289,938	1,222,947	1,532,720	0	0	3,045,605
Inventories	20,805	0				20,805
Trade and other short-term receivables	139,784	160,841		(20,166)		280,459
Cash and cash equivalents(a)	66,699	25,494		27,767		119,962
Total current assets	227,288	186,335	0	7,601	0	421,226
Total assets	517,226	1,409,282	1,532,720	7,601	0	3,466,831
Share Capital	181,229	696,972			1,535,819	1,717,048
Share Premium	122,364	0			(26,253)	96,111
Other reserves	73,614	0				73,614
Foreign currency translation reserves	(120,737)	(26,357)				(120,737)
Retained earnings	(231,144)	472,978		(57,011)		(288,155)
Total equity attributable to shareholders of the parent	25,326	1,143,593	0	(57,011)	1,509,566	1,477,881
Non-controlling interest	22,298	0				22,298
Total equity	47,624	1,143,593		(57,011)	1,509,566	1,500,179
Long term debt	269,905	0		1,321,015		1,590,920
Other long term liabilities and provisions	20,387	11,557				31,944
Long term lease liabilities	10,732	46,423				57,155
Total non-current liabilities	301,024	57,980	0	1,321,015	0	1,680,019
Trade and other short-term liabilities	44,876	97,033				141,909
Short-term debt and lease liabilities	119,627	6,563		(89,653)		36,537
Other short-term liabilities and provisions	4,075	104,113				108,188
Total current liabilities	168,578	207,709	0	(89,653)	0	286,634
Total liabilities	469,602	265,689	0	1,231,362	0	1,966,653
Total equity and liabilities	517,226	1,409,282		1,174,351	1,509,566	3,466,831

(a)	Excludes €4.0 million of additional fees which have become payable in connection with obtaining the required consents to the proposed amendments, which approved, among other things, amendments to the covenants of the €130.0 million syndicated bond loan entered into by the Company on February 27, 2024 (the “Retail Bond Loan”) to permit the incurrence of the New Debt Financings.

Notes to the 2024 Unaudited Pro Forma Income Statement

Note 1: Intralot Historical Financial Information for the year ended December 31, 2024

Represents the historical consolidated income statement information for the Company for the year ended December 31, 2024 extracted from the Reclassified Income Statement for the year ended December 31, 2024.

Note 2: BII Carve-Out Historical Financial Information for the Year Ended December 31, 2024

Represents the historical consolidated carve-out income statement information for the BII Business (as defined below) for the year ended December 31, 2024 (the “2024 BII Carve-Out Income Statement”). The 2024 BII Carve-Out Income Statement has been derived from the audited carve-out consolidated financial statements of Bally’s Holdings Limited and its subsidiaries (the “Bally’s International Interactive Business” or the “BII Business”) as of and for the year ended December 31, 2024.

Note 3: Reclassifications and other Accounting Adjustments

Represents adjustments and reclassifications of certain amounts to align the presentation of line items to the applied accounting policies in the Company’s audited financial statements.

Cost of Sales

An amount of €251,832 thousand expenses has been reclassified to cost of sales from the following line items in the 2024 BII Carve-Out Income Statement:

●	€220,177 thousand of expenses recorded as distribution costs in the 2024 BII Carve-Out Income Statement has been reclassified to cost of sales;

●	€15,294 thousand of amortization expenses relating to intangible assets recorded as general and administrative costs in the 2024 BII Carve-Out Income Statement has been reclassified to cost of sales; and

●	€16,361 thousand of compensation and benefits recorded as general and administrative expenses in the 2024 BII Carve-Out Income Statement has been reclassified to cost of sales.

Selling expenses

An amount of €103,052 thousand of expenses has been reclassified to selling expenses from the following line items of the 2024 BII Carve-Out Income Statement:

●	€75,555 thousand of marketing costs recorded as distribution costs in the 2024 BII Carve-Out Income Statement; and

●	€27,497 thousand of compensation and benefits recorded as general and administrative expenses in the 2024 BII Carve-Out Income Statement;

Administrative expenses

An amount of €90,573 thousand of expenses has been reclassified to administrative expenses from the following line items of the 2024 BII Carve-Out Income Statement:

●	€29,783 thousand of compensation and benefits recorded as general and administrative expenses in the 2024 BII Carve-Out Income Statement; and

●	€60,790 thousand of expenses recorded as general and administrative expenses in the 2024 BII Carve-Out Income Statement

Note 4: Acquisition

Administrative expenses

An amount of €9,200 thousand has been added as administrative expenses to account for certain incremental corporate costs of the business comprising the Bally’s International Interactive Business which will be incurred going forward.

Note 5: Financings

Represents adjustments made to account for the New Debt Financings and the repayment of the Existing Term Facilities and related tax effects.

Interest and similar expenses

Fees and expenses in relation to the Transaction are estimated to amount to €110,000 thousand (the “Transaction Costs”). An amount of €27,132 thousand of Transactions Costs has been allocated to the New Debt Financings and will be capitalized and amortized over the term of the relevant New Debt Financings.

The net adjustment to interest and similar expenses in the form of an additional expense of €127,993 thousand for the year ended December 31, 2024, includes the following: (i) an interest expense which has been added as if the New Debt Financings had been incurred on January 1, 2024 in an amount of €1,510 million at an assumed blended interest rate and a term of five years; (ii) an amortization expense relating to Transaction Costs of €5,246 thousand allocated to the issuance of the Notes and the entering into the New Term Facilities; (iii) an accelerated amortization relating to unamortized fees as a result of the repayment of the Existing Term Facilities; (iv) certain financing fees; and (v) the reversal of interest expenses on the Existing Term Facilities as if the Existing Term Facilities had been repaid in full on January 1, 2024.

Tax

Reflects the calculated tax effect of the pro forma adjustments at the expected statutory tax rate of Intralot Holdings UK Limited of 25%. The actual tax effects of the Transactions will differ from the pro forma adjustments, and the differences may be material.

Notes to the 2025 Interim Unaudited Pro Forma Income Statement

Note 1: Intralot Historical Financial Information for the six months ended June 30, 2025

Represents the historical consolidated income statement information for the Company for the six months ended June 30, 2025 (the “2025 Intralot Interim Income Statement”). The 2025 Intralot Interim Income Statement has been derived from the unaudited interim consolidated financial statements of the Company as of and for the six months ended June 30, 2025.

Note 2: BII Carve-Out Historical Financial Information for the six months ended June 30, 2025

Represents the historical consolidated carve-out income statement information for the BII business for the six months ended June 30, 2025 (the “2025 BII Interim Carve-Out Income Statement”). The 2025 BII Interim Carve-Out Income Statement has been derived from the unaudited carve-out consolidated financial statements of the Bally’s International Interactive Business as of and for the six months ended June 30, 2025.

Note 3: Reclassifications and other Accounting Adjustments

Represents adjustments and reclassifications of certain amounts to align the presentation of line items to the applied accounting policies in the Company’s audited financial statements.

Cost of Sales

An amount of €132,859 thousand of expenses has been reclassified to cost of sales from the following line items in the 2025 BII Interim Carve-Out Income Statement:

●	€116,781 thousand of expenses recorded as distribution costs in the 2025 BII Interim Carve-Out Income Statement has been reclassified to cost of sales;

●	€6,759 thousand of amortization expenses relating to intangible assets recorded as general and administrative costs in the 2025 BII Interim Carve-Out Income Statement has been reclassified to cost of sales; and

●	€9,319 thousand of compensation and benefits recorded as general and administrative expenses in the 2025 BII Interim Carve-Out Income Statement has been reclassified to cost of sales.

Selling expenses

An amount of €54,111 thousand of expenses has been reclassified to selling expenses from the following line items of the 2025 BII Interim Carve-Out Income Statement:

●	€38,449 thousand of marketing costs recorded as distribution costs in the 2025 BII Interim Carve-Out Income Statement; and

●	€15,662 thousand of compensation and benefits recorded as general and administrative expenses in the 2025 BII Interim Carve-Out Income Statement;

Administrative expenses

An amount of €40,710 thousand of expenses has been reclassified to administrative expenses from the following line items of the 2025 BII Interim Carve-Out Income Statement:

●	€16,964 thousand of compensation and benefits recorded as general and administrative expenses in the 2025 BII Interim Carve-Out Income Statement; and

●	€23,746 thousand of expenses recorded as general and administrative expenses in the 2025 BII Interim Carve-Out Income Statement.

Note 4: Acquisition

Administrative expenses

An amount of €4,600 thousand has been added as administrative expenses to account for certain incremental corporate costs of the Bally’s International Interactive Business which will be incurred going forward.

Note 5: Financings

Represents adjustments made to account for the New Debt Financings and the repayment of the Existing Term Facilities and related tax effects.

Interest and similar expenses

The net adjustment to interest and similar expenses in the form of an additional expense of €52,861 thousand for the six months ended June 30, 2025, includes the following: (i) interest expense which has been added as if the New Debt Financings had been incurred on January 1, 2024 in an amount of €1,510 million at an assumed blended interest rate and a term of five years; (ii) amortization expense relating to Transaction Costs of €2,623 thousand allocated to the New Debt Financings; and (iii) a reversal of the interest expense on the Existing Term Facilities as if the Existing Term Facilities had been repaid in full on January 1, 2025.

Tax

Reflects the calculated tax effect of the pro forma adjustments at the expected statutory tax rate of Intralot Holdings UK Limited of 25%. The actual tax effects of the Transactions will differ from the pro forma adjustments, and the differences may be material.

Notes to the LTM Unaudited Pro Forma Consolidated Income Statement

Note 1: Intralot Historical Financial Information for the Twelve Months ended June 30, 2025

Represents the historical consolidated income statement information for the Company for the twelve months ended June 30, 2025 (the “LTM Intralot Income Statement”). The LTM Intralot Income Statement has been calculated by adding the unaudited interim consolidated income statement information of the Company for the six months ended June 30, 2025, extracted from the Interim Financial Statements, to the difference between the Reclassified Income Statement information for the year ended December 31, 2024 and the 2024 Reclassified Interim Income Statement information, extracted from the Interim Financial Statements.

Note 2: BII Carve-Out Historical Financial Information for the Twelve Months Ended June 30, 2025

Represents the historical consolidated carve-out income statement information for the BII business for the twelve months ended June 30, 2025 (the “LTM BII Carve-Out Income Statement”). The LTM BII Carve-Out Income Statement has been calculated by adding the 2024 BII Carve-Out Income Statement derived from the BII Audited Carve-Out Financial Statements to the historical consolidated carve-out income statement information for the six months ended June 30, 2025 and deducting the historical consolidated carve-out income statement information for the six months ended June 30, 2024, each derived from the BII Interim Carve-Out Financial Statements.

Note 3: Reclassifications and other Accounting Adjustments

Represents adjustments and reclassifications of certain amounts to align the presentation of line items to the applied accounting policies in the Company’s Audited Financial Statements.

Cost of Sales

An amount of €265,826 thousand of expenses has been reclassified to cost of sales from the following line items in the LTM BII Carve-Out Income Statement:

●	€233,979 thousand of expenses recorded as distribution costs in the LTM BII Carve-Out Income Statement has been reclassified to cost of sales;

●	€14,637 thousand of amortization expenses relating to intangible assets recorded as general and administrative costs in the LTM BII Carve-Out Income Statement has been reclassified to cost of sales; and

●	€17,210 thousand of compensation and benefits recorded as general and administrative expenses in the LTM BII Carve-Out Income Statement has been reclassified to cost of sales.

Selling expenses

An amount of €102,036 thousand of expenses has been reclassified to selling expenses from the following line items of the 2024 BII Carve-Out Income Statement:

●	€73,111 thousand of marketing costs recorded as distribution costs in the LTM BII Carve-Out Income Statement; and

●	€28,925 thousand of compensation and benefits recorded as general and administrative expenses in the LTM BII Carve-Out Income Statement;

Administrative expenses

An amount of €90,121 thousand of expenses has been reclassified to administrative expenses from the following line items of the LTM BII Carve-Out Income Statement:

●	€31,330 thousand of compensation and benefits recorded as general and administrative expenses in the LTM BII Carve-Out Income Statement; and

●	€58,791 thousand of expenses recorded as general and administrative expenses in the LTM BII Carve-Out Income Statement

Depreciation and amortization for the twelve months ended June 30, 2025 was €70.5 million and €23.5 million for Intralot and BII, respectively, and on a pro forma basis €94.0 million. Capital expenditure for the twelve months ended June 30, 2025 was €40.0 million and €26.7 million for Intralot and BII, respectively, and, on a pro forma basis, €66.7 million.

Note 4: Acquisition

Administrative expenses

An amount of €9,200 thousand has been added as administrative expenses to account for certain incremental corporate costs of the Bally’s International Interactive Business which will be incurred going forward.

Note 5: Financings

Represents adjustments made to account for the New Debt Financings and the repayment of the Existing Term Facilities and related tax effects.

Interest and similar expenses

The net adjustment to interest and similar expenses in the form of an additional expense of €105,217 thousand for the twelve months ended June 30, 2025, includes the following: (i) interest expense which has been added as if the New Debt Financings had been incurred on July 1, 2024 in an amount of in an amount of €1,510 million at an assumed blended interest rate and a term of five years; (ii) amortization expense relating to Transaction Costs of €5,246 thousand allocated to the issuance of the Notes and the entering into the New Term Facilities; and (iii) accelerated amortization relating to unamortized transaction fees as a result of the repayment of the Existing Term Facilities; (iv) the reversal of the interest expense on the Existing Term Facilities as if the Existing Term Facilities had been repaid in full on July 1, 2024.

Tax

Reflects the calculated tax effect of the pro forma adjustments at the expected statutory tax rate of Intralot Holdings UK Limited of 25%. The actual tax effects of the Transactions will differ from the pro forma adjustments, and the differences may be material.

Notes to the 2025 Unaudited Pro Forma Balance Sheet

Note 1: Intralot Historical

Represents the historical consolidated balance sheet information for the Company as of June 30, 2025 (the “2025 Intralot Balance Sheet”). The 2025 Intralot Balance Sheet has been derived from the Interim Financial Statements as of and for the six months ended June 30, 2025.

Note 2: BII Carve-Out Historical

Represents the historical consolidated carve-out balance sheet information for the BII business as of June 30, 2025 (the “2025 BII Carve-Out Balance Sheet”). The 2025 BII Carve-Balance Sheet has been derived from the BII Interim Carve-Out Financial Statements as of and for the six months ended June 30, 2025.

Note 3: Acquisitions

Represents adjustments to account for the effect of the Acquisition as if it had been completed on June 30, 2025. Adjustments will be made to account for the acquisition of the BII business in accordance with IFRS 3 Business Combinations as follows (the “Purchase Price Allocation”):

●	all identifiable acquired assets and assumed liabilities, except for items as specified by IFRS, are required to be recorded at fair value on the the date on which the Acquisition is consummated (the “Acquisition Closing Date”); and

●	the difference between the aggregate consideration paid for the Acquisition and the fair value of identifiable assets acquired in the Acquisition will be recorded as (i) goodwill, if the consideration exceeds the value of identifiable assets, or (ii) a bargain purchase if the fair value of identifiable assets exceeds the consideration.

The Purchase Price Allocation has been based on the book values recorded in the 2025 BII Carve-Out Balance Sheet to prepare the 2025 Unaudited Pro Forma Balance Sheet. The final Purchase Price Allocation will be determined once the Company has completed the valuation process after the Acquisition Closing Date. The final Purchase Price Allocation may differ materially from the preliminary adjustments made in these Unaudited Pro Forma Financial Information. Such changes may result from (i) changes in the fair values of assets; (ii) changes in the allocation of identifiable intangible assets, such as trade names and technology and customer relationships, and goodwill; and (iii) other changes. The estimated preliminary Purchase Price Allocation has been calculated as follows:

(€ in thousands)
Consideration for the Acquisition	2,665,819
Less: Total assets	(1,398,788)
Plus: Total liabilities	265,689
Residual goodwill	1,532,720

As a result, an adjustment of €1,532,720 thousand has been made for goodwill and recorded as intangible assets in the 2025 Unaudited Pro Forma Balance Sheet. Goodwill is not currently assumed to be deductible for tax purposes.

Note 4: Financings

The Group is expecting to enter into the New Debt Financings, consisting of the Notes and the New Term Facilities to, together with the proceeds of the Equity Raise, (i) fund the Cash Consideration, (ii) repay the Existing Term Facilities, and (iii) to pay certain fees and expenses related to the Transactions. The €160.0 million super senior revolving credit facility provided under the revolving credit facility agreement entered into between, among others, Intralot Capital Luxembourg S.A., as borrower and guarantor, the other guarantors listed therein, The Law Debenture Trust Corporation p.l.c. as security agent and Deutsche Bank Luxembourg S.A, as facility agent (the “Revolving Credit Facility”) is expected to be undrawn on the Acquisition Closing Date.

Trade and other short-term receivables

€20,166 thousand of restricted cash pledged for the €100.0 million term bond facilities that were made available under the term bond loan agreement entered into on March 27, 2024, between and among the Company, as borrower, Intralot Global Securities B.V. and Intralot Global Holdings B.V., as guarantors, and Piraeus Bank, as arranger and agent (the “Existing Greek Term Facilities”) was recorded as a short-term receivable in the 2025 Intralot Balance Sheet. As we expect this amount to be released upon the repayment of the Existing Greek Term Facilities as part of the repayment, on or about the Acquisition Closing Date, of all amounts outstanding under the Existing Term Facilities (the “Refinancing”), the amount of €20,166 thousand was reclassified from trade and other short-term receivables to cash and cash equivalents.

Cash and cash equivalents

An adjustment of €27,767 thousand has been made to cash and cash equivalent comprising the following:

●	€18,097 thousand expected to be recorded as additional cash on balance sheet from cash overfunding after the use of proceeds of the New Debt Financings and the Equity Raise to finance the Transactions as set forth in “Use of Proceeds;”

●	a negative adjustment of €10,496 thousand to reflect cash of €15,000 thousand on the Bally’s International Interactive Business upon completion of the Acquisition on the Acquisition Closing Date; and

●	a positive adjustment of €20,166 thousand reflecting restricted cash pledged for the Existing Greek Term Facilities and recorded as short-term receivables on the 2025 Intralot Balance Sheet was reclassified to cash and cash equivalents as we expect that following the repayment of the Existing Greek Term Facilities as part of the Refinancings, this cash will be released.

Long term debt

The net adjustment of €1,321,015 has been made to long term debt. The adjustment represents the New Debt Financings, net of (i) related transaction costs which are being amortized over the term of the relevant New Debt Financings, and (ii) the repayment of the $230.0 million term facilities that were made available under the term facilities agreement entered into on July 28, 2022, between and among Intralot Inc., the lenders named therein and KeyBank National Association, as administrative agent (the “Existing US Term Facilities”). An amount of €161,853 thousand in relation to the Existing US Term Facility was recorded as long-term debt in the 2025 Intralot Balance Sheet.

The net adjustment to long term debt has been calculated as follows:

(€ in thousands)
Notes	850,000
New GBP Term Facility	460,000
New Greek Term Facility	200,000
New Debt Financings	1,510,000
less
Existing US Term Facilities	(161,853)
Transaction costs allocated to New Debt Financings	(27,132)
Net adjustment to debt	1,231,362

Short-term debt and lease liabilities

An adjustment of €89,653 thousand has been made to short-term debt and lease liabilities to reflect the repayment of the Existing Greek Term Facilities which were recorded as short-term debt in the 2025 Intralot Balance Sheet.

Note 5: Share Capital Increase

Reflects adjustments in connection with the Share Capital Increase of the Company in relation to (i) the Equity Raise with assumed cash proceeds of €400,000 thousand, and (ii) the Share Consideration. The Equity Raise has not been completed and there can be no assurances that the proceeds from the Equity Raise will be €400,000 thousand.

Share Capital

The adjustment made to Share Capital has been calculated as follows:

(€ in thousands)
Equity Raise	400,000
Share Consideration	1,135,819
Share Capital Increase	1,535,819

Share Premium

Costs of €26,253 thousand have been allocated to the Share Capital Increase. These costs have been assumed to be directly attributable to the issuance of the new shares and are therefore deducted from the share premium reserve. As such, an adjustment of €26,253 thousand has been made to share premium.

Other Pro Forma Financial Information and Certain Credit Ratios

We also present below certain non-IFRS measures (the “Non-IFRS Measures”) and related ratios on a pro forma basis that are not recognized by IFRS or any other generally accepted accounting principles. The non-IFRS measures exclude amounts that are included in, or include amounts that are excluded from, the most directly comparable measure calculated and presented in accordance with IFRS or are calculated using financial measures that may not be calculated in accordance with IFRS.

The Non-IFRS Measures, including Pro Forma Adjusted Sale Proceeds, Pro Forma Adjusted EBITDA, Pro Forma RR Adjusted EBITDA and Pro Forma RR Adjusted EBITDA (including cost synergies), pro forma operating free cash flow, pro forma RR operating free cash flow, pro forma cash conversion, pro forma capital expenditure and related margins and ratios are not measures under IFRS and have important limitations as analytical tools.

You should not consider the Non-IFRS Measures presented below in isolation or as substitutes for the analysis of our results of operations. The Non-IFRS Measures presented herein are unaudited and have not been prepared in accordance with IFRS or any other accounting standards. In addition, the presentation of these measures is not intended to and does not comply with the reporting requirements of the U.S. Securities and Exchange Commission (the “SEC”). Compliance with the SEC’s requirements would require us to make changes to the presentation of this information.

The following table shows unaudited pro forma other financial information and Non-IFRS Measures for the period indicated.

As of and for the last twelve months ended June 30,
2025
(€ in millions, except ratios and margins)	(unaudited)
Pro Forma RR Adjusted Sale Proceeds(1)	1,096.8
Pro Forma Adjusted EBITDA(2)	425.3
Pro Forma Adjusted EBITDA margin(3)	39.2%
Pro Forma RR Adjusted EBITDA(2)	436.9
Pro Forma RR Adjusted EBITDA margin(4)	39.8%
Pro Forma RR Adjusted EBITDA (including cost synergies) (2)	477.5
Pro Forma RR Adjusted EBITDA (including cost synergies) margin(5)	43.5%
Pro forma capital expenditure	66.7
o/w Pro forma maintenance capital expenditure(6)	22.9
Pro forma operating free cash flow(7)	402.4
Pro forma RR operating free cash flow(8)	414.0
Pro forma cash conversion(9)	94.6%
Pro forma RR cash conversion(10)	94.8%
Pro forma cash and cash equivalents and restricted cash related to financing activities(11)	130.4
Pro forma senior secured debt	1,510.0
Pro forma net senior secured debt(12)	1,379.6
Pro forma total debt(13)	1,711.7
Pro forma net debt(14)	1,581.4
Pro forma cash interest expense(15)
Ratio of pro forma net senior secured debt to Pro Forma RR Adjusted EBITDA (including cost synergies)	2.9x
Ratio of pro forma net debt to Pro Forma RR Adjusted EBITDA (including cost synergies)	3.3x
Ratio of Pro Forma RR Adjusted EBITDA (including cost synergies) to pro forma cash interest expense	x

(1)	Pro Forma Adjusted Sale Proceeds refers to Pro Forma Sale Proceeds adjusted for the annualized net uplift expected for the year ended June 30, 2025. The table below reconciles Pro Forma Adjusted Sale Proceeds to Pro Forma Sale Proceeds:

For the last twelve months ended June 30, 2025
(€ in millions)
Pro Forma Sale Proceeds	1,085.1
Annualized royalties uplift(a)	11.7
Pro Forma Adjusted Sale Proceeds	1,096.8

(a)	Bally’s International Interactive Business has been generating income from certain intellectual property placed into a trust and licensed by the trust since November 2024. The annualized royalty uplift represents the delta of actual royalties received in the last twelve months ended June 30, 2025 in the amount of €20.7 million to the annualized amount of €32.5 million which includes a limited increase to illustrate the potential impact of this revenue stream going forward and after the Acquisition Closing Date. Investors should be aware that BII does not control the businesses to which the licensing fees relate (which were sold by the Bally’s Group during the fourth quarter of 2024) and accordingly both we and the Bally’s Group have limited ability to predict future royalties, which may differ materially from the annualized amount of €32.5 million noted for illustrative purposes above.

(2)	Pro Forma Adjusted EBITDA is defined as Pro Forma EBITDA adjusted for certain other non-recurring costs and other non-ordinary items. Pro Forma RR Adjusted EBITDA is defined as Pro Forma Adjusted EBITDA as further adjusted for the annualized royalties uplift. Pro Forma RR Adjusted EBITDA (including cost synergies) is defined as Pro Forma RR Adjusted EBITDA as further adjusted for certain cost synergies. For a reconciliation of Pro Forma EBITDA, Pro Forma Adjusted EBITDA, Pro Forma RR Adjusted EBITDA and Pro Forma RR Adjusted EBITDA (including cost synergies) to Pro Forma Profit / (Loss) after tax, please see the pro forma table below.

For the last twelve months ended June 30, 2025
(€ in millions)
Pro Forma Profit / (Loss) after tax	143.7
Tax	22.0
Profit/(loss) to net monetary position	(1.2)
Profit/(loss) from equity method consolidation	(0.1)
Exchange differences	2.5
Interest and related similar income	(5.5)
Interest and similar expenses	152.1
Gain/loss from assets disposal, impairment loss and write-off of assets	(0.4)
Income/(expenses) from participations and investments	0
Depreciation and amortization	94.1
Reorganization expenses	1.6
Pro Forma EBITDA	408.6
One-off costs/addbacks(a)	16.7
Pro Forma Adjusted EBITDA	425.3
Annualized royalties uplift(b)	11.7
Pro Forma RR Adjusted EBITDA	436.9
Cost synergies(c)	40.6
Pro Forma RR Adjusted EBITDA (including cost synergies)	477.5

(a)	One-off costs/addbacks comprise exceptional or extraordinary costs and expenses net of non-recurring income. For the Intralot Group, these one-off costs/addback include (i) one-off costs incurred in connection with the settlement agreement entered into with the District of Washington, DC in January 2025 in an amount of €6.0 million (including a settlement payment of US$5.0 million); (ii) provisions and write off of doubtful receivables net of recovery of bad debts in the amount of €0.6 million; (iii) performance related penalties in the amount of €0.6 million; and (iv) certain other non-recurring operating expenses in the amount of €0.5 million. For the Bally’s International Interactive Business, these one-off costs/addbacks include (i) one-off compensation expenses of €2.5 million; (ii) certain general and administrative costs of €6.2 million; and (iii) fees of professional advisors in the amount of €1.0 million, net of processing fees of €0.5 million.

(b)	Bally’s International Interactive Business has been generating income from certain intellectual property placed into a trust and licensed by the trust since November 2024. The annualized royalty uplift represents the delta of actual royalties received in the last twelve months ended June 30, 2025 in the amount of €20.7 million to the annualized amount of €32.5 million which includes a limited increase to illustrate the potential impact of this revenue stream going forward after the Acquisition Closing Date. Investors should be aware that BII does not control the businesses to which the licensing fees relate (which were sold by the Bally’s Group during the fourth quarter of 2024) and accordingly both we and the Bally’s Group have limited ability to predict future royalties, which may differ materially from the annualized amount of €32.5 million noted for illustrative purposes above.

(c)	We have identified €40.6 million of cost synergies resulting from the Acquisition which we expect to realize within 18 months from the Acquisition Closing Date. The aggregate amount of cost synergies includes the following:

(€ in million)
Organizational synergies with focus on team consolidation	15.2
Operational efficiencies with focus on scaling shared services	9.0
IT-related synergies	2.0
Leadership synergies	3.6
Other synergies, such as office space optimization and economies of scale	10.9
Total cost synergies	40.6

We estimate that we will incur aggregate one-off costs and expenses to realize the expected cost synergies savings referred to in this footnote (c) of approximately €10 million to €15 million, comprised of, inter alia, one-off severance payments and fees for professional services, expected to be incurred over the 18 to 24-month realization period. The actual amount of one-off costs and expenses may vary from the amount presented due to a number of factors, including, but not limited to, the employee turnover rate.

(3)	Pro Forma Adjusted EBITDA margin is defined as Pro Forma Adjusted EBITDA divided by Pro Forma Sale Proceeds, expressed as a percentage.

(4)	Pro Forma RR Adjusted EBITDA margin is defined as Pro Forma RR Adjusted EBITDA divided by Pro Forma RR Adjusted Sale Proceeds, expressed as a percentage.

(5)	Pro Forma RR Adjusted EBITDA margin (including cost synergies) is defined as Pro Forma RR Adjusted EBITDA (including cost synergies) divided by Pro Forma RR Adjusted Sale Proceeds, expressed as a percentage.

(6)	Pro forma maintenance capital expenditure is calculated as the sum of (i) maintenance capital expenditure of the Company and (ii) maintenance capital expenditure of the Bally’s International Interactive Business, in each case for the last twelve months ended June 30, 2025.

(7)	Pro forma operating free cash flow is defined as Pro Forma Adjusted EBITDA less pro forma maintenance capital expenditures.

(8)	Pro forma RR operating free cash flow is defined as Pro Forma RR Adjusted EBITDA less pro forma maintenance capital expenditures.

(9)	Pro forma cash conversion is defined as pro forma operating free cash flow divided by Pro Forma Adjusted EBITDA, expressed as a percentage.

(10)	Pro forma RR cash conversion is defined as pro forma RR operating free cash flow divided by Pro Forma RR Adjusted EBITDA, expressed as a percentage.

(11)	Pro forma cash and cash equivalents and restricted cash related to financing activities is defined as Pro forma cash and cash equivalents adjusted for restricted cash of €10.4 million held in a debt service reserve account pursuant to the Retail Bond Loan. The below table reconciles pro forma cash and cash equivalents and restricted cash to pro forma cash and cash equivalents:

As of June 30,
2025
(€ in millions)	(unaudited)
Pro forma cash and cash equivalents	120.0
Pro forma restricted cash relating to financing activities	10.4
Pro forma cash and cash equivalents and restricted cash related to financing activities	130.4

Pro forma cash and cash equivalents and restricted cash related to financing activities is presented herein for illustrative purposes only on the basis of the assumptions on which the Unaudited Pro Forma Financial Information have been prepared. Should any of these assumptions change, including the amount of the Equity Raise, pro forma cash and cash equivalents may vary from the amounts presented herein and any such variations may be material. In the event that the net proceeds from the Equity Raise are less than €400.0 million us and Bally’s can discuss a potential decrease to the Cash Consideration for the Acquisition. However, there can be no assurance that any decrease would be agreed and, as a result, we may need to use cash on hand or incur additional debt to complete the Acquisition, which would impact the amount of pro forma cash and cash equivalents and our pro forma leverage levels.

(12)	Pro forma net senior secured debt is defined as pro forma senior secured debt less pro forma cash and cash equivalents and restricted cash related to financing activities.

(13)	Pro Forma total debt is presented gross of debt issuance costs of €27.1 million related to the New Debt Financings.

(14)	Pro forma net debt is defined as pro forma total debt, including €129.1 million outstanding under the Retail Bond Loan, €70.6 million of pro forma lease obligations and €2.1 million of other debt liabilities, less pro forma cash and cash equivalents and restricted cash related to financing activities.

(15)	Pro forma cash interest expense reflects the cash interest expense for the twelve months ended June 30, 2025, adjusted to give effect to the Transactions as if they had occurred on July 1, 2024 and the use of proceeds therefrom, as described in the related announcement available on our website (https://www.intralot.com/announcements-and-informational-material/intralot-sa-announces-launch-of-850000000-senior-secured-notes-offering-today/) assuming that (i) the Revolving Credit Facility remains undrawn; (ii) that EURIBOR and SONIA remain unchanged; in each case throughout the period presented. Pro forma cash interest expense does not include any charges related to debt issuance costs in connection with the Transactions. Pro forma cash interest expense has been presented for illustrative purposes only and does not purport to represent what our cash interest expense would have actually been had the Transactions occurred on the date assumed, nor does it purport to project our interest expense for any future period or our financial condition at any future date.

Important Regulatory Notice

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities, in any jurisdiction, including the United States, in which such offer, solicitation or sale is not permitted. The Notes have not been registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and may not be offered or sold in the United States absent registration under the U.S. Securities Act or an applicable exemption from the registration requirements of the U.S. Securities Act. This announcement is being distributed only to, and is directed at (i) persons who are outside the United Kingdom, (ii) persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)), (iii) persons who are within Article 43 of the Financial Promotion Order or (iv) any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”).

It may be unlawful to distribute these materials in certain jurisdictions. These materials are not for distribution in Australia, Canada, Japan, Jersey or the United States of America. The information in these materials does not constitute an offer of securities for sale in Australia, Canada, Japan, Jersey or the United States of America.

This document may include projections and other “forward-looking” statements within the meaning of applicable securities laws. Any such projections or statements reflect the current views of the Company about future events and financial performance. The use of any of the words “expect,” “anticipate,” “continue,” “will,” “project,” “should,” “believe,” “plans,” “intends” and similar expressions are intended to identify forward-looking information or statements. Although the Company believes that the expectations and assumptions on which such forward-looking statements and information are reasonable, undue reliance should not be placed on the forward-looking statements and information because the Company can give no assurance that such statements and information will prove to be correct. Since forward-looking statements and information address future events and conditions, by their very nature they involve inherent risks and uncertainties.

The forward-looking statements and information contained in this document are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.